Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Company Name
By:	/S/ ALBERT J. NEUPAVER
Albert J. Neupaver
Chief Executive Officer, Chairman of the Board and Director

Date: July 26, 2013

By:	/S/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon,
Executive Vice President, Chief Financial Officer

Date: July 26, 2013